UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2016

Kashin, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161240	26-4711535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street - Carson City - Nevada 89703-4934

(Address of Principal Executive Offices) (Zip Code)

(345) 938-5360

(Registrant's telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

It has come to the attention of the Board of Directors that Carl Maybin II has had 6,000,000 shares issued to himself on February 11, 2016 without proper authorization by the board.

It has also come to the attention of the Board that Mr. Maybin has breached the trust of the Shareholders.

The Company will take such other actions as it deems appropriate to protect the interests of it valid shareholders.

The Company does not consider the 6,000,000 shares Mr. Maybin has caused to be issued to himself as validly issued and outstanding as it was not done in accordance with Nevada Law or the Company's bylaws.

As it is our obligation we have reported and are cooperating fully with the Securities and Exchange Commission, the Federal Bureau of Investigation and all other appropriate authorities.

The total validly issued and outstanding shares are 12,860,745.

The holders of a majority of the issued and outstanding shares intend to initiate actions under law to remove Mr. Maybin from all positions in the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On Sunday February 28th 2016 in a Consent to Action in Lieu of a General Meeting of the Shareholders:

1)	Whereas the shareholders resolve to remove and terminate Carl Maybin II as the CEO and as a Director.

2)	Whereas the shareholders resolve to remove and terminate Richard Dryer as the CIO and as a Director.

3)	Whereas the shareholders resolve to appoint Richard Specht as the Interim CEO, Interim CFO and Interim President.

4)	Whereas the shareholders resolve to appoint Scott Kline as the CIO and as a Director.

Therefore it is resolved that the board of directors consists of 3, Mr. Richard Specht, Mr. Scott Kline and Mr. Haden Kirkpatrick

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Kashin, Inc.

Dated: February 29, 2016	By:	/s/ Richard Specht
Richard Specht
Interim President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer